Exhibit 99.1

For Immediate Release:

First Cash Announces New CEO
______________________________________________________________________________
Rick Wessel, Current Vice Chairman and President,
Appointed Chief Executive Officer

ARLINGTON, Texas (November 7, 2006) -- First Cash Financial Services, Inc. (Nasdaq Stock Market: "FCFS") today announced that Rick Wessel, the Company’s current Vice Chairman & President, has been appointed as Chief Executive Officer. The former CEO, Mr. Alan Barron, resigned his position as Chief Executive and Chief Operating Officer with the Company in order to pursue other business opportunities outside of the consumer finance industry.

Mr. Rick Powell, Chairman of the Board, stated, “The appointment of Rick Wessel to the position of Chief Executive Officer represents a logical and well-deserved extension of his current duties and responsibilities. In his time as Vice Chairman and President, Mr. Wessel has been instrumental in developing and implementing First Cash’s strategic growth initiatives, new product development, geographic expansion and acquisitions. We are excited about Mr. Wessel’s ability to expand his leadership role as Chief Executive Officer; his long tenure with the Company, as both a senior executive officer and director, will assure that this is a seamless transition. The Board of Directors has full confidence in Mr. Wessel’s ability to successfully lead the Company’s strategic and operational growth initiatives.”

Mr. Wessel, age 48, joined First Cash in 1992 as its Chief Financial Officer. He has served as Secretary and Treasurer of the Company since May 1992 and as President since May 1998. He was elected as a director in November 1992 and was appointed as the Vice Chairman of the Board in December 2004. During Mr. Wessel’s tenure with First Cash, the Company has grown from 12 pawn stores, all located in Texas, to approximately 400 credit and retail locations in 13 U.S. states and 8 states in Mexico. In addition to his key leadership role in expanding the Company’s pawn operations, Mr. Wessel has been instrumental in extending the Company’s suite of customer offerings into additional short-term credit products and buy-here/pay-here automotive retailing. Prior to joining First Cash in 1992, Mr. Wessel worked for approximately nine years in the assurance practice of Price Waterhouse, a national public accounting firm.

In summary, Mr. Powell noted, “I am proud of First Cash’s consistent track record of earnings growth, its strong financial position, the depth and maturity of the managerial and leadership teams, and its prospects for the future. We are very appreciative of the contributions of Mr. Barron in his roles as Chief Executive and Chief Operating Officer and wish him well in his future endeavors.

“I would like to also take this opportunity to express my sincere appreciation to our enthusiastic, loyal and dedicated team of store associates and managers, operational supervisors and corporate support staff. As we look toward the future, we have great confidence in our experienced and highly skilled management team, which will remain in place under the leadership of Rick Wessel. We have every reason to project a continuation of the same growth and success our shareholders have grown to expect from us.”

Mr. Wessel will relinquish his current non-executive positions of Secretary and Treasurer. These positions will be assumed by Mr. Doug Orr, the Company’s Executive Vice President and Chief Financial Officer. The responsibilities of the chief operating officer position will be assumed by Mr. Wessel within his new CEO position.

Forward Looking Information

This release may contain forward-looking statements about the business, financial condition and prospects of First Cash Financial Services, Inc. (“First Cash” or the “Company”). Forward looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “intends,” “could,” or “anticipates,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company’s expectations of earnings growth, expansion and growth strategies, success of leadership transitions and other performance results. These statements are made to provide the public with management’s current assessment of the Company’s business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company and may include changes in regional, national or international economic conditions, changes in consumer borrowing and repayment behaviors, credit losses, changes or increases in competition, the ability to locate, open and staff new stores and dealerships, the availability or access to sources of inventory, inclement weather, the ability to successfully integrate acquisitions, the ability to retain key management personnel, the ability to operate with limited regulation as a credit services organization in Texas, new legislative initiatives or governmental regulations (or changes to existing laws and regulations) affecting short-term advance businesses, credit services organizations, pawn businesses and buy-here/pay-here automotive retailers in both the U.S. and Mexico, unforeseen litigation, changes in interest rates, changes in tax rates or policies, changes in gold prices, changes in energy prices, changes in used vehicle prices, cost of funds, changes in foreign currency exchange rates, future business decisions, and other uncertainties. These and other risks and uncertainties are indicated in the Company’s 2005 Annual Report on Form 10-K (see “Item 1A. Risk Factors”) and updated in subsequent quarterly reports on Form 10-Q.

About First Cash

First Cash Financial Services, Inc. is a leading provider of specialty consumer financial services and related retail products. Its pawn stores make small loans secured by pledged personal property, retail pawned merchandise acquired through loan forfeitures and in certain locations provide short-term advances and credit services products. The Company’s short-term advance locations provide various combinations of short-term advance products, check-cashing, credit services and other financial services products. First Cash also operates automobile dealerships and related financing operations focused exclusively on the “buy-here/pay-here” segment of the used vehicle market. The Company owns and operates approximately 400 stores and buy-here/pay-here dealerships in 13 U.S. states and 8 states in Mexico. In addition, First Cash is an equal partner in Cash & Go, Ltd., a joint venture, which owns and operates 40 check-cashing and financial services kiosks located inside convenience stores. First Cash has been recognized for five consecutive years by Forbes magazine as one of its “200 Best Small Companies.” This annual ranking is based on a combination of profitability and growth performance measures over the most current one and five-year periods.

First Cash’s common stock (ticker symbol "FCFS") is traded on the Nasdaq Global Select Market, which has the highest initial listing standards of any stock exchange in the world based on financial and liquidity requirements.

For further information, please contact:

Rick Wessel, Chief Executive Officer
Doug Orr, EVP & Chief Financial Officer

Phone:	(817) 505-3199
Email:	investorrelations@firstcash.com
Website:	www.firstcash.com